Exhibit 99.1

Select Energy Services Reports Fourth Quarter And Full Year 2017 Results

HOUSTON, March 7, 2018 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) ("Select" or "the Company"), a leading provider of total water management and chemical solutions to the U.S. unconventional oil and gas industry, today announced results for the fourth quarter and fiscal year ended December 31, 2017. As previously announced, Select completed its merger with Rockwater Energy Solutions, Inc. ("Rockwater") on November 1, 2017. All reported financial results for Select for the fourth quarter and fiscal year ended December 31, 2017 include two months of contribution from Rockwater.

Revenue for the fourth quarter of 2017 was $304.2 million, a 98% increase compared to $153.9 million in the third quarter of 2017 and a 251% increase compared to $86.7 million in the fourth quarter of 2016. Net loss for the fourth quarter was $14.9 million as compared to net income of $2.6 million in the third quarter of 2017 and a net loss of $24.7 million in the fourth quarter of 2016. Adjusted EBITDA was $43.9 million in the fourth quarter of 2017 compared to $32.4 million in the third quarter of 2017 and $6.7 million in the fourth quarter of 2016. Additionally, given the timing of the merger close on November 1, 2017, fourth quarter results do not include Rockwater's operating results for the month of October, including approximately $70.1 million in revenue, $0.7 million in net income and $7.7 million in Adjusted EBITDA. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net loss (a GAAP measure) in this release.

John Schmitz, Select's Executive Chairman, stated, "2017 marked a momentous year for Select as we executed on a number of strategic initiatives while the industry continued to make positive strides in its recovery. The completion of our IPO in the second quarter marked a significant step towards positioning Select as the clear pure-play market leader in the water solutions industry. We are pleased to have closed the transformative merger between Select and Rockwater during the fourth quarter and have made substantial progress in executing on our integration strategy. In addition to the Rockwater merger, we executed on five other strategic acquisitions throughout the year as we focus on expanding and solidifying our leading water solutions footprint across North America. We are excited about the future of the combined company, and as we enter the first quarter of 2018, we believe our prospects for this year remain strong."

Holli Ladhani, President and CEO, added, "Looking back on 2017, it is gratifying to see what Select has been able to accomplish in such a short period of time. The fourth quarter continued to provide an active industry environment, although it did present the expected seasonal fluctuations and other challenges towards the end of the year. While we saw modest sequential consolidated revenue growth on a combined-company basis in the fourth quarter, our margins were impacted by a combination of seasonality, revenue mix and merger-related expenses. We expect all of those factors to moderate in 2018 and we are extremely focused on delivering improved margins.

"Looking to 2018, I am confident that a resilient oil price environment, coupled with a robust economic outlook, can lead to improved performance as we continue to lead the water solutions and chemicals industries. We have built a business model that we believe will allow us to generate meaningful free cash flow and we are exploring several opportunities to re-invest portions of that cash flow at attractive returns. Over the past several years, we have assembled a strong management team with the skills and experience to manage our operations and the merger-integration process, and we believe the opportunities in front of us are tremendous," concluded Ladhani.

Conference Call

Select has scheduled a conference call on Thursday, March 8, 2018 at 10:00 a.m. eastern time. Please dial 201-389-0872 and ask for the Select Energy Services call at least 10 minutes prior to the start time of the call, or listen live over the Internet by logging on to the web at the address http://investors.selectenergyservices.com/events-and-presentations. A telephonic replay of the conference call will be available through March 15, 2018 and may be accessed by calling 201-612-7415 using passcode 13676696#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About Select Energy Services, Inc.

Select is a leading provider of total water management and chemical solutions to the North American unconventional oil and gas industry. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, and disposal. Select, under its Rockwater Energy Solutions brand, develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States and Western Canada. For more information, please visit Select's website, http://www.selectenergyservices.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "expect," "will," "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the "Risk Factors" section of the prospectus we filed with the SEC on April 24, 2017 relating to our recently completed initial public offering and the "Risk Factors" section of our most recent Quarterly Report on Form 10-Q filed with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

WTTR-ER

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue
Water solutions	$217,034	$68,298	$528,309	$241,455
Oilfield chemicals	41,586	—	41,586	—
Wellsite services	45,617	18,436	122,596	60,944
Total revenue	304,237	86,734	692,491	302,399

Costs of revenue
Water solutions	169,150	55,746	395,887	200,399
Oilfield chemicals	37,024	—	37,024	—
Wellsite services	37,303	15,764	100,155	51,108
Depreciation and amortization	34,501	21,146	101,645	95,020
Total costs of revenue	277,978	92,656	634,711	346,527
Gross profit (loss)	26,259	(5,922)	57,780	(44,128)

Operating expenses
Selling, general and administrative	33,105	8,715	82,403	34,643
Depreciation and amortization	492	443	1,804	2,087
Impairment of goodwill and other intangible assets	—	—	—	138,666
Impairment of property and equipment	—	—	—	60,026
Lease abandonment costs	701	6,254	3,572	19,423
Total operating expenses	34,298	15,412	87,779	254,845
Loss from operations	(8,039)	(21,334)	(29,999)	(298,973)

Other income (expense)
Interest expense, net	(4,744)	(4,336)	(6,629)	(16,128)
Foreign currency gains, net	281	—	281	—
Other income, net	(2,973)	41	369	629
Loss before tax benefit	(15,475)	(25,629)	(35,978)	(314,472)
Tax benefit	525	916	851	524
Net loss	(14,950)	(24,713)	(35,127)	(313,948)
Less: net loss attributable to Predecessor	—	21,122	—	306,481
Less: net loss attributable to noncontrolling interests	5,298	2,548	18,311	6,424
Net loss attributable to Select Energy Services, Inc.	$(9,652)	$(1,043)	$(16,816)	$(1,043)
Allocation of net loss attributable to:
Class A stockholders	$(8,851)	$(199)	$(12,560)	$(199)
Class A-1 stockholders	—	(844)	(3,691)	(844)
Class A-2 stockholders	(801)	—	(565)	—
Class B stockholders	—	—	—	—
	$(9,652)	$(1,043)	$(16,816)	$(1,043)
Weighted average shares outstanding:
Class A—Basic & Diluted	49,316,923	3,802,972	24,612,853	3,802,972
Class A-1—Basic & Diluted	—	16,100,000	7,233,973	16,100,000
Class A-2—Basic & Diluted	4,463,506	—	1,106,605	—
Class B—Basic & Diluted	39,675,033	38,462,541	38,768,156	38,462,541

Net loss per share attributable to common stockholders:
Class A—Basic & Diluted	$(0.18)	$(0.05)	$(0.51)	$(0.05)
Class A-1—Basic & Diluted	$—	$(0.05)	$(0.51)	$(0.05)
Class A-2—Basic & Diluted	$(0.18)	$—	$(0.51)	$—
Class B—Basic & Diluted	$—	$—	$—	$—

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share data)

	As of December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$2,774	$40,041
Accounts receivable trade, net of allowance for doubtful accounts of $2,979 and $2,144, respectively	373,633	75,892
Accounts receivable, related parties	7,669	135
Inventories	44,598	1,001
Prepaid expenses and other current assets	17,842	7,586
Total current assets	446,516	124,655
Property and equipment	1,034,995	739,386
Accumulated depreciation	(560,886)	(490,519)
Property and equipment, net	474,109	248,867
Goodwill	273,421	12,242
Other intangible assets, net	156,066	11,586
Other assets	6,256	7,716
Total assets	$1,356,368	$405,066
Liabilities and Equity
Current liabilities
Accounts payable	$52,579	$10,796
Accounts payable and accrued expenses, related parties	2,772	648
Accrued salaries and benefits	21,324	2,511
Accrued insurance	12,510	10,338
Sales tax payable	12,931	66
Accrued expenses and other current liabilities	81,112	22,025
Current portion of capital lease obligations	1,965	—
Total current liabilities	185,193	46,384
Accrued lease obligations	18,979	15,946
Other long term liabilities	13,827	8,028
Long-term debt	75,000	—
Total liabilities	292,999	70,358
Commitments and contingencies
Class A common stock, $0.01 par value; 350,000,000 shares authorized and 59,182,176 shares issued and outstanding as of December 31, 2017; 250,000,000 shares authorized and 3,802,972 shares issued and outstanding as of December 31, 2016	592	38
Class A-1 common stock, $0.01 par value; no shares authorized, issued or outstanding as of December 31, 2017; 40,000,000 shares authorized and 16,100,000 shares issued and outstanding as of December 31, 2016	—	161
Class A-2 common stock, $0.01 par value; 40,000,000 shares authorized, 6,731,845 shares issued and outstanding as of December 31, 2017; no shares authorized, issued or outstanding as of December 31, 2016	67	—
Class B common stock, $0.01 par value; 150,000,000 shares authorized and 40,331,989 shares issued and outstanding as of December 31, 2017; 150,000,000 shares authorized and 38,462,541 shares issued and outstanding as of December 31, 2016	404	385
Preferred stock, $0.01 par value; 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2017 and 2016	—	—
Additional paid-in capital	673,141	113,175
Accumulated deficit	(17,859)	(1,043)
Accumulated other comprehensive income	302	—
Total stockholders' equity	656,647	112,716
Noncontrolling interests	406,722	221,992
Total equity	1,063,369	334,708
Total liabilities and equity	$1,356,368	$405,066

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(35,127)	$(313,948)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	103,449	97,107
Gain on disposal of property and equipment	(2,726)	(97)
Gain realized on previously held interest in Rockwater	(1,210)	—
Bad debt expense	1,542	2,385
Amortization of debt issuance costs	4,031	3,435
Equity-based compensation	7,691	317
Impairment of goodwill and other intangible assets	—	138,666
Impairment of property and equipment	—	60,026
Other operating items, net	(353)	(1,619)
Changes in operating assets and liabilities
Accounts receivable	(100,485)	1,290
Prepaid expenses and other assets	(2,177)	1,224
Accounts payable and accrued liabilities	22,466	16,345
Net cash (used in) provided by operating activities	(2,899)	5,131
Cash flows from investing activities
Acquisitions, net of cash received	(65,488)	—
Purchase of property, equipment, and intangible assets	(98,722)	(36,290)
Proceeds received from sale of property and equipment	7,479	9,335
Net cash used in investing activities	(156,731)	(26,955)
Cash flows from financing activities
Proceeds from 144A Offering, net of underwriter fees and expenses	—	297,248
Proceeds from revolving line of credit and issuance of long-term debt	109,000	27,500
Payments on long-term debt	(111,000)	(298,000)
Payment of debt issuance costs	(3,442)	(4,497)
Proceeds from initial public offering	140,070	—
Payments incurred for initial public offering	(11,566)	—
Purchase of noncontrolling interests	—	(348)
(Distributions to) proceeds from noncontrolling interests	(368)	138
Purchase of treasury stock	(297)	—
Member contributions	—	23,519
Net cash provided by financing activities	122,397	45,560
Effect of exchange rate changes on cash	(34)	—
Net (decrease) increase in cash and cash equivalents	(37,267)	23,736
Cash and cash equivalents, beginning of period	40,041	16,305
Cash and cash equivalents, end of period	$2,774	$40,041
Supplemental cash flow disclosure:
Cash paid for interest	$1,999	$12,773
Cash refunded for taxes	$54	$192
Supplemental disclosure of noncash investing activities:
Capital expenditures included in accounts payable and accrued liabilities	$11,137	$1,563

Comparison of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for an analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to our net income or net loss, which is the most directly comparable GAAP measure for the periods presented:

	Three Months Ended		Twelve Months Ended		Rockwater
	December 31,		December 31,		One Month Ended
	2017	2016	2017	2016	October 31, 2017 (1)
	(unaudited)
	(in thousands)
Net (loss) income	$(14,950)	$(24,713)	$(35,127)	$(313,948)	$701
Interest expense	4,744	4,336	6,629	16,128	468
Tax (benefit) expense	(525)	(916)	(851)	(524)	121
Depreciation and amortization	34,993	21,589	103,449	97,107	4,806
EBITDA	24,262	296	74,100	(201,237)	6,096
Impairment	—	—	—	198,692	—
Lease abandonment costs	701	6,254	3,572	19,423	50
Non-recurring severance expenses (2)	4,039	197	4,161	886	125
Non-recurring transaction costs (3)	4,717	—	10,179	(236)	627
Non-cash compensation expenses	5,910	1	7,691	(487)	387
Non-cash loss (gain) on sale of subsidiaries and other assets	965	(68)	1,740	(97)	(3)
Non-recurring phantom equity and IPO-related compensation	—	—	12,537	—	—
Foreign currency (gain) loss	(281)	—	(281)	—	404
Other non-recurring charges (4)	3,563	—	3,563	—	21
Adjusted EBITDA	$43,876	$6,680	$117,262	$16,944	$7,707

(1)

The selected stand-alone Rockwater results for the month of October 31, 2017 are presented to provide an understanding of the combined company's fourth quarter 2017 results. This information is voluntarily provided to reflect the pre-merger historical information of Rockwater and reflects the accounting policies of Rockwater prior to the merger. Additionally, the information provided does not reflect any impacts related to the merger and does not reflect what the results are expected to be following the merger. Accordingly, it is only shown for supplemental purposes.

(2)

For the three and twelve months ended December 31, 2017, these costs are associated with severance incurred in connection with the Rockwater merger. For the three and twelve months ended December 31, 2016, these costs are associated with the reduction in headcount as a result of the industry downturn.

(3)

For the three and twelve months ended December 31, 2017, these costs are primarily associated with the Rockwater merger and GRR acquisition. For the twelve months ended December 31, 2016, these costs are associated with our evaluation and negotiation of various transactions that never materialized.

(4)	Represents estimated sales tax liability related primarily to calendar years 2012-2015, offset by gain realized on the Company's previously held interest in Rockwater stock.

Contacts:	Select Energy Services
Gary Gillette - CFO & SVP
Chris George - Sr. Director, Finance & Investor Relations
(713) 296-1073
IR@selectenergyservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com